    As filed with the Securities and Exchange Commission on October 8, 2002
                                                      Registration No. 333-49150
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                                 IDT CORPORATION
                   ------------------------------------------
                     (Exact name of registrant as specified
                                 in its charter)

           Delaware                                  22-3415036
     -----------------------                -------------------------------
          (State of                               (I.R.S. Employer
        Incorporation)                          Identification No.)


                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000
              ----------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


              IDT Corporation 1996 Stock Option and Incentive Plan,
                             as Amended and Restated
              ----------------------------------------------------
                            (Full Title of the Plan)


                                 Howard S. Jonas
                                    Chairman
                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000
              ----------------------------------------------------
                 (Name, Address, and Telephone Number, Including
                                   Area Code,
                              of Agent for Service)

                             ----------------------




                                   Copies to:

                              Joyce J. Mason, Esq.
                          General Counsel and Secretary
                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102
                                 (973) 438-1000


================================================================================

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this "Registration Statement") is being filed by IDT Corporation, a Delaware corporation (the "Registrant" or the "Company"), to correct a typographical error (with respect to the aggregate number of shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), reserved for issuance under the Registrant's 1996 Stock Option and Incentive Plan, as Amended and Restated (the "Plan")) contained in the section captioned "Explanatory Note" of the Registrant's Registration Statement on Form S-8 (File No. 333-49150) filed with the Securities and Exchange Commission on November 2, 2000. Such "Explanatory Note" is hereby amended and restated in its entirety as follows:

                                "EXPLANATORY NOTE

         The 1,500,000 shares covered by this Registration Statement represent additional shares of Common Stock that were reserved for issuance from time to time under the Plan as a result of an amendment increasing the aggregate number of shares of Common Stock reserved for issuance thereunder from 4,800,000 to 6,300,000 (as of the date of such amendment)."



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-19727) filed with the Securities and Exchange Commission on January 14, 1997 are incorporated by reference into this Registration Statement.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters with respect to the Common Stock and Class B Common Stock have been passed on by Joyce J. Mason, Esq. Ms. Mason is Senior Vice President, Secretary, General Counsel and a director of the Company and is the beneficial owner of 88,970 shares of Common Stock and 204,470 shares of Class B Common Stock, including 4,640 shares of Common Stock and 9,215 shares of Class B Common Stock held by members of her immediate family and 73,950 shares of Common Stock and 183,350 shares of Class B Common Stock issuable upon the exercise of employee stock options exercisable within 60 days (as adjusted to reflect the Class B Common Stock dividend effected in May 2001).

         Item 8.  Exhibits.

         Pursuant to General Instruction E to Form S-8, only the following exhibits are required:

   Exhibit Number                                               Description
   --------------                                               -----------
        4.1           Certificate of Amendment to the Restated Certificate of Incorporation of the Company
                      (incorporated by reference to Exhibit 3.03 to Form 10-Q for the three months ended October 31,
                      2000 (File No. 000-27898), filed on December 15, 2000).

        5.1           Opinion of Joyce J. Mason, Esq. (previously filed).

       23.1           Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

       23.2           Consent of Ernst & Young LLP.

       23.3           Consent of Grant Thornton LLP.

       24.1           Power of Attorney (previously filed).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on October 4, 2002.

                                 IDT CORPORATION


                                 By: /s/ James A. Courter
                                     -----------------------------------------
                                     James A. Courter
                                     Vice Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on this 4th day of October, 2002.

                         Signature                                                    Titles
                         ---------                                                    ------

                         *                                                           Chairman
--------------------------------------------------------
                      Howard S. Jonas

                  /s/ James A. Courter                              Vice Chairman and Chief Executive Officer
--------------------------------------------------------                  (Principal Executive Officer)
                     James A. Courter

                 /s/ Michael Fischberger
--------------------------------------------------------               Chief Operating Officer and Director
                    Michael Fischberger

                         *                                             Chief Financial Officer and Director
--------------------------------------------------------                  (Principal Financial Officer)
                     Stephen R. Brown

                 /s/ Marcelo Fischer                                 Chief Accounting Officer and Controller
--------------------------------------------------------                  (Principal Accounting Officer)
                   Marcelo Fischer

                         *
--------------------------------------------------------
                      Joyce J. Mason                                                 Director

                         *
--------------------------------------------------------
                      Marc E. Knoller                                                Director

                         *
--------------------------------------------------------
                      Moshe Kaganoff                                                 Director

                         *
--------------------------------------------------------
                    Geoffrey Rochwarger                                              Director

                         *
--------------------------------------------------------
                      Meyer A. Berman                                                Director

                         *
--------------------------------------------------------
                     J. Warren Blaker                                                Director

                         *
--------------------------------------------------------
                      Saul K. Fenster                                                Director

                         *
--------------------------------------------------------
                   William Arthur Owens                                              Director

                         Signature                                                    Titles
                         ---------                                                    ------

                         *
--------------------------------------------------------
                      William F. Weld                                                Director

                  /s/ Michael J. Levitt
--------------------------------------------------------
                     Michael J. Levitt                                               Director

                   /s/ Paul Reichmann
--------------------------------------------------------
                      Paul Reichmann                                                 Director


* By:     /s/ James A. Courter
      --------------------------------------------------
         James A. Courter
         Attorney-in-Fact

                                  EXHIBIT INDEX

     Exhibit Number                                        Description
     --------------                                        -----------
            4.1             Certificate of Amendment to the Restated Certificate
                           of Incorporation of the Company (incorporated by
                           reference to Exhibit 3.03 to Form 10-Q for the three
                           months ended October 31, 2000 (File No. 000-27898),
                           filed on December 15, 2000).

            5.1            Legal Opinion of Joyce J. Mason, Esq. (previously filed).

           23.1            Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

          *23.2            Consent of Ernst & Young LLP.

          *23.3            Consent of Grant Thornton LLP.

           24.1            Power of Attorney (previously filed).

------------
* Filed herewith